UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2011 (May 25, 2011)

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado	001-3473	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2011 our Board of Directors declared a special cash dividend of $0.12 per common share of which there are 28,135,620 outstanding. The cash dividend will be payable June 17, 2011 to shareholders of record at the close of business June 3, 2011

Furthermore, the board approved that the $.12 dividend would also apply to the 858,000 outstanding restricted stock units and to the 200,000 outstanding stock options.  The total cash payment for all the outstanding securities will be about $3.5 million.

Victor Stabio, our CEO, will receive a cash payment of $53,700 for his 247,500 outstanding RSUs and 200,000 outstanding stock options; Brent Bilsland, our President, will receive a cash payment of $22,500 for his 187,500 outstanding RSUs; Andy Bishop, our CFO, will receive a cash payment of $18,000 for his 150,000 outstanding RSUs and Larry Martin, the CFO of our wholly- owned subsidiary, Sunrise Coal, will receive a cash payment of $3,000 for his 25,000 outstanding RSUs.  These payments are exclusive of the cash payments the four officers will each receive pursuant to their respective stock ownership.

Item 5.07:  Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on May 25, 2011. Of the 28,135,620 shares of common stock outstanding on the record date, 26,680,458 shares were present at the meeting in person or by proxy, representing approximately 95% of the total outstanding shares eligible to vote. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

Item 1: Election of Directors	For	Withheld	Abstain
Brent K. Bilsland	25,645,851	4,305	1,030,302
David Hardie	25,646,903	3,253	1,030,302
Steven Hardie	25,646,903	3,253	1,030,302
Bryan Lawrence	25,596,438	53,718	1,030,302
Sheldon Lubar	25,643,951	6,205	1,030,302
Victor P. Stabio	25,646,841	3,315	1,030,302
John Van Heuvelen	25,646,903	3,253	1,030,302

Item 2: Ratification and Approval of Amendment to the Articles of Incorporation to Change the Name of the Company to From Hallador Petroleum Company to Hallador Energy Company	26,679,927	62	469

Item 3: Ratification and Approval of Amendment to the Articles of Incorporation to permit action by shareholders by less than unanimous written consent	26,385,059	269,608	25,791

Item 9.01: Financial Statements and Exhibits

 (d)  Exhibits

99 -	Hallador Energy Declares Special Dividend of $0.12 Per Share and Will Also Participate in a Non-Deal Road Show Sponsored By FBR

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	HALLADOR ENERGY COMPANY By:/s/W. ANDERSON BISHOP W. Anderson Bishop, CFO